Exhibit 16.1



Zaritsky Penny LLP
Chartered Accountants,
London, Ontario, Canada



                                                          September 16, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549
Reference File #:000-49690


We were previously the principal accountants for McKenzie Bay International, Ltd. and we reported on the consolidated balance sheet of McKenzie Bay International, Ltd. as of September 30, 2001 and 2000 and the consolidated statements of changes in stockholders'equity, loss and cash flows for the years then ended. On September 11, 2002 we were dismissed. We have read McKenzie Bay International, Ltd.'s statements included under item 4 of its Form 8-K dated September 16, 2002 and we agree with such statements.

                                                Very truly yours,


                                            /s/ Zaritsky Penny LLP

                                                -------------------
                                                Zaritsky Penny LLP
                                                Chartered Accountants